Exhibit 99.1
Accenture Makes Organization Changes and Leadership Appointments to
Support Strategy for Future Growth
NEW YORK; Aug. 11, 2009 — Accenture (NYSE: ACN) today announced a series of changes to its organization and executive leadership designed to support the company’s plans to drive future growth by enhancing its core business and entering new growth areas.
Among the changes are the appointment of a new chief operating officer and the realignment of two of the company’s growth platforms into two new growth platforms — Technology and Business Process Outsourcing. Accenture’s three growth platforms will now be Management Consulting, Technology and Business Process Outsourcing. The company also will be making investments in new growth areas including healthcare, analytics, digital services, mobility, emerging technologies and key geographic markets.
“The drive to achieve high performance — both for our clients and for Accenture — is more important today than ever,” said William D. Green, Accenture’s chairman & CEO. “To best position Accenture for future growth, we are taking a series of strategic actions to enhance our core business and focus on high-demand areas that offer the potential to extend our leadership in the market.
“The changes to our senior leadership will put some of our most-experienced executives in client-facing roles while also bringing additional perspectives to the management of our business. This is the right team to enable us to continue to deliver superior value to clients, build our business and achieve future growth. Quite simply, there are tremendous opportunities ahead of us, and we are aligning our organization to go after them.”
All of the following changes are effective Sept. 1, the start of Accenture’s new fiscal year:
•	Stephen J. Rohleder, as previously announced, has been named group chief executive of Accenture’s newly created Health & Public Service operating group, which integrates all components of the company’s Public Service operating group with the healthcare payer and provider segments of its Health & Life Sciences industry group to form the basis for an expanded go-to-market strategy in public service and healthcare. Mr. Rohleder currently serves as chief operating officer.
•	Jo Deblaere has been named chief operating officer, succeeding Mr. Rohleder. In his new role, Mr. Deblaere will focus on driving further operational efficiencies and enhancing the company’s agility. He currently serves as chief operating officer of Accenture’s Outsourcing growth platform, where he has been instrumental in driving operational excellence across Accenture’s $9 billion outsourcing business.
•	Kevin Campbell has been named group chief executive of Accenture’s newly created Technology growth platform. This new growth platform brings together Accenture’s Systems Integration & Technology growth platform — comprising all areas of systems integration and technology consulting — with the application outsourcing and infrastructure outsourcing areas of its Outsourcing growth platform to provide clients with fully integrated technology solutions. Mr. Campbell currently serves as group chief executive—Outsourcing.

•	Michael J. Salvino has been named group chief executive of Accenture’s newly created Business Process Outsourcing growth platform. The new growth platform, created to address the specific needs of buyers of business process outsourcing services and to recognize the importance of BPO to Accenture’s long-term growth, brings together the company’s industry-specific and cross-industry BPO services into a unified organization. Mr. Salvino currently serves as managing director—Business Process Outsourcing.
•	In addition to continuing to be responsible for the company’s Management Consulting growth platform, Mark Foster will take on a new role leading Global Markets. In this new role, Mr. Foster will be responsible for implementing many of the initiatives related to Accenture’s strategic plan. He will also work on sharpening the company’s focus on industry leadership and bringing innovation to clients.
•	Karl-Heinz Floether has been named chief strategy & corporate development officer. In this role he will lead Accenture’s Growth & Strategy organization, oversee strategy for corporate development and chair the company’s M&A committee. Mr. Floether currently serves as group chief executive—Systems Integration, Technology & Delivery.
•	R. Timothy Breene has been named senior managing director—Strategic Initiatives, with a particular focus on leading the company’s pioneering work around next-generation digital/interactive marketing and related areas. He currently serves as chief strategy & corporate development officer.
•	Robert N. Frerichs has been appointed group chief executive — United States, with a primary focus on accelerating growth and expanding market share in this key geography. He will remain chairman of the company’s Capital Committee and will also continue as chairman of the Avanade board. Mr. Frerichs currently serves as chief risk officer.
•	Thomas Pike has been named chief risk officer, with responsibility for quality, client satisfaction and enterprise-wide risk management. Mr. Pike currently leads Accenture’s Products operating group in North America.
•	Diego Visconti, in his role as international chairman, will take on new responsibility for leading and accelerating Accenture’s penetration and growth in a group of strategic markets critical to the company’s future success.
The above list includes only those executives taking on new or expanded management roles. The full list of Accenture’s Executive Leadership Team members and their bios can be found on the “About Accenture” section of the company’s website at www.accenture.com.
About Accenture
Accenture is a global management consulting, technology services and outsourcing company. Combining unparalleled experience, comprehensive capabilities across all industries and business functions, and extensive research on the world’s most successful companies, Accenture collaborates with clients to help them become high-performance businesses and governments. With approximately 177,000 people serving clients in more than 120 countries, the company generated net revenues of US$23.39 billion for the fiscal year ended Aug. 31, 2008. Its home page is www.accenture.com.

Forward-Looking Statements
Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: our results of operations could be adversely affected by economic and political conditions and the effects of these conditions on our clients’ businesses and levels of business activity; our results of operations could be negatively affected if we cannot expand and develop our services and solutions in response to changes in technology and client demand; the consulting, systems integration and technology and outsourcing markets are highly competitive and we might not be able to compete effectively; our work with government clients exposes us to additional risks in the government contracting environment; clients may not be satisfied with our services; liabilities could arise if our subcontractors or other third parties cannot deliver their project contributions on time or at all; our results of operations could be adversely affected if our clients terminate their contracts with us on short notice; our outsourcing services subject us to operational and financial risk; our results of operations may be adversely affected by the type and level of technology spending by our clients; our profitability may suffer if we are not able to maintain favorable pricing rates and utilization rates, if we cannot control our costs, or if we cannot anticipate the cost and complexity of performing our work; our business could be negatively affected by legal liability that results from our providing solutions or services; the anticipated benefits of the new Health & Public Service operating group, Technology growth platform and Business Process Outsourcing growth platform may not be achieved; the introduction of organizational changes and appointment of new executive leadership team members may not help us achieve desired results; our global operations are subject to complex risks, some of which might be beyond our control; our growth and our ability to compete may be adversely affected if we cannot attract, retain and motivate our employees or efficiently utilize their skills; our business may be adversely affected if we cannot manage the organizational challenges associated with the size and expansion of our company; new tax legislation or interpretations could lead to an increase in our tax burden; negative publicity related to Bermuda companies could affect our relationships with our clients; consolidation in the industries that we serve could adversely affect our business; our ability to attract and retain business may depend on our reputation in the marketplace; the share price of Accenture Ltd Class A common shares could be adversely affected by sales, or the anticipation of future sales, of Class A common shares held by our employees and former employees; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K, our quarterly report on Form 10-Q for the period ended May 31, 2009, and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this press release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.
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Contact:
Alex Pachetti
Accenture
+1 (917) 452-5519
alex.pachetti@accenture.com